UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2009

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Change-in-Control Severance Agreements with Executive Officers

As described in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 14, 2008, we previously entered into change-in-control severance agreements with all of our executive officers. Effective February 16, 2009, all of those agreements were terminated voluntarily by our executive officers.

Adoption of Executive Severance Plan

Effective February 16, 2009, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") adopted an Executive Severance Plan (the "Plan"). Participants in the Plan include each of our executive officers and will include any other employee who is selected, or is a member of a group that is selected, for participation by the Compensation Committee, provided that such executive officer or employee is based in the United States or Puerto Rico or is paid from the United States. However, if a person otherwise eligible to participate in the Plan is a party to an individual agreement with the Company that provides for severance benefits in the event of the termination of his or her employment with the Company, such person will not be eligible to participate in the Plan until the termination or expiration of such individual agreement. All of the Company's executive officers became participants in the Plan on February 16, 2009 except (i) Joseph M. Feczko, who will retire from the Company in April 2009, and (ii) Frank A. D'Amelio, who will become a participant in the Plan upon the expiration on September 10, 2009 of the severance agreement that he and the Company entered into at the time he joined the Company (as described in the Company's Form 8-K filed with the Securities and Exchange Commission on August 22, 2007).

Under the terms of the Plan, if a participant's employment is terminated by us without cause (as such term is defined in the Plan), the participant will be entitled to the following payments and benefits upon the execution of a release agreement provided by the Company:

•    a severance payment in a minimum amount equal to one year's pay and a maximum amount equal to two years' pay, the exact amount to be based upon the participant's length of service; for this purpose, pay is defined as the participant's base salary plus target annual incentive payment for the year in which the termination occurs;

•    at the participant's election, the continuation of group term life insurance at active employee rates for up to 12 months following termination at the then-current coverage amount; and

•    at the participant's election if he or she is not eligible for post-retirement medical coverage, the continuation of medical coverage at active employee rates for up to 12 months following termination.

Except as set forth above, benefits under all Company benefit plans and programs will terminate in accordance with the terms of those plans and programs as they normally are applied to employees who resign or whose employment is terminated by the Company.

We may amend, modify, suspend or terminate the Plan and disqualify employees from eligibility under the Plan at any time for any reason or for no reason with or without notice.

The foregoing discussion is qualified in its entirety by reference to the Plan, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1	The Pfizer Inc. Executive Severance Plan

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Matthew Lepore Matthew Lepore
Title: Vice President, Chief Counsel - Corporate Governance, and Assistant General Counsel
Dated: February 20, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Pfizer Inc. Executive Severance Plan